AMENDMENT NO. 1 AND WAIVER

TO CREDIT AGREEMENT
(Apollo Senior Floating Rate Fund Inc.)
      THIS AMENDMENT NO. 1 AND WAIVER TO THE CREDIT AGREEMENT, dated as of August 16, 2011 (this "Amendment and Waiver"), is entered into by and among Apollo Senior Floating Rate Fund
Inc., as the borrower (together with its successors and
assigns in such capacity, the "Borrower"), Wells Fargo Bank, National Association, as the lender (together with its successors and assigns in such capacity, the "Lender"), and
Wells Fargo Securities, LLC, as the administrative agent
(together with its successors and assigns in such capacity,
the "Administrative Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
R E C I T A L S
      WHEREAS, the above-named parties have entered into the
Credit Agreement dated as of March 24, 2011 (such agreement as amended, modified, supplemented or restated from time to time, the "Credit Agreement"); and
      WHEREAS, pursuant to and in accordance with Section 9.10
of the Credit Agreement, the parties hereto desire to provide for a one-time waiver of certain provisions of the Credit
Agreement as provided herein and to amend the Credit Agreement in certain respects as provided herein;
      NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be
legally bound, hereby agree as follows:
      SECTION 1.	AMENDMENTS.
      (a)	The definition of "Total Maximum Commitment" in
Section 1.1 of the Credit Agreement is hereby amended band
restated in its entirety as follows:
""Total Maximum Commitment" means (a) $122,704,615
pursuant to a Commitment under which Loans are made
and $30,680,000 in Preferred Stock, and (b) on and
after the Commitment Termination Date, zero.  The
calculations in this definition shall be made after
giving effect to all issuances, payments and other
transactions contemplated on the applicable date,
and the Total Maximum Commitment may be reduced as
provided in Section 3.3(a)."
      (b)	Section 9.10(b) of the Credit Agreement is hereby
amended by replacing the phrase "Section 9.10(a)" in the
eighth line with the phrase "Section 9.10".
      SECTION 2.	WAIVER.
      (a)	Solely with respect to the change in the amount of
the Total Maximum Commitment as of the date set forth above in this Amendment and Waiver, each of the parties hereto (other than the Borrower) hereby grants to the Borrower a one-time
waiver of the restriction, pursuant to Section 3.3(a) of the
Credit Agreement, that the Borrower may only make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans, together with all accrued and unpaid interest thereon, after the end of the Non-Call Period and the requirement that such voluntary prepayment be made in compliance with clauses (i) through (v) thereof.
      (b)	Each of the parties hereto agrees and acknowledges
that notwithstanding the agreement set forth in Section 2(a)
to grant a limited waiver in respect of voluntary prepayments prior to the end of the Non-Call Period, (i) such limited
waiver shall not constitute a waiver of the occurrence or continuance of any Default and (ii) nothing contained in this Amendment and Waiver shall be construed to limit or affect the right of the Administrative Agent or the Secured Parties to take any action to enforce or interpret any provision of this Amendment and Waiver or the Credit Agreement.
      SECTION 3.	AGREEMENT IN FULL FORCE AND EFFECT AS
AMENDED.
      Except as specifically amended hereby, all provisions of
the Credit Agreement are hereby ratified and shall remain in full force and effect.  After this Amendment and Waiver
becomes effective, all references to the Credit Agreement, and corresponding references thereto or therein such as "hereof," "herein," or words of similar effect referring to the Credit Agreement shall be deemed to mean the Credit Agreement as amended hereby.  This Amendment and Waiver shall not be deemed to expressly or impliedly waive, amend or supplement any
provision of the Credit Agreement other than as expressly set forth herein, and shall not constitute a novation of the
Credit Agreement.
      SECTION 4.	REPRESENTATIONS.
      The Borrower represents and warrants as of the date of
this Amendment and Waiver as follows:
      (i)	it is duly incorporated or organized, validly
existing and in good standing under the laws of its
jurisdiction of incorporation or organization;
      (ii)	the execution, delivery and performance by it of
this Amendment and Waiver and the Credit Agreement as
amended hereby are within its powers, have been duly
authorized, and do not contravene (A) its memorandum and
articles of association, by-laws, or other organizational documents, or (B) any Applicable Law;
      (iii)	no consent, license, permit, approval or
authorization of, or registration, filing or declaration
with any governmental authority, is required in
connection with the execution, delivery, performance,
validity or enforceability of this Amendment and Waiver
and the Credit Agreement as amended hereby by or against
it;
      (iv)	this Amendment and Waiver has been duly executed
and delivered by it;
      (v)	each of this Amendment and Waiver and the Credit
Agreement as amended hereby constitutes its legal, valid
and binding obligation, enforceable against it in
accordance with its terms, except as enforceability may
be limited by applicable bankruptcy, insolvency,
reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity;
      (vi)	it is not in default under the Credit Agreement,
as amended hereby; and
      (vii)	no Default exists that has not been otherwise
waived in this Amendment and Waiver.
      SECTION 5.	CONDITIONS TO EFFECTIVENESS.
      The effectiveness of this Amendment and Waiver is
conditioned upon: (i) payment of the outstanding fees and disbursements of the Administrative Agent and the Lender; (ii) payment of the outstanding fees and disbursements of Dechert
LLP, as counsel to the Administrative Agent and the Lender;
(iii) delivery of executed signature pages by all parties
hereto to the Administrative Agent; and (iv) delivery of the duly executed amended and restated Note in the name of "Wells
Fargo Bank, National Association, as the Lender" and in the
face amount equal to $122,704,615.
      SECTION 6.	MISCELLANEOUS.
      (a)	Without in any way limiting any other obligation
hereunder or under the Transaction Documents, the Borrower
agrees to provide, from time to time, any additional
documentation and to execute additional acknowledgements, amendments, instruments or other agreements as may be reasonably requested and required by the Administrative Agent to effectuate the foregoing.
      (b)	This Amendment and Waiver may be executed in any
number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same
agreement.
      (c)	The descriptive headings of the various sections of
this Amendment and Waiver are inserted for convenience of
reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
      (d)	This Amendment and Waiver may not be amended or
otherwise modified except as provided in the Credit Agreement.
      (e)	The failure or unenforceability of any provision
hereof shall not affect the other provisions of this Amendment and Waiver or the Credit Agreement.
      (f)	Whenever the context and construction so require,
all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the
masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
      (g)	This Amendment and Waiver and the Credit Agreement
represent the final agreement among the parties only with
respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.
      (h)	THIS AMENDMENT AND WAIVER AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND WAIVER
SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY
TRIAL AND NOTICE PROVISIONS SET FORTH IN THE CREDIT AGREEMENT. [SIGNATURES BEGIN ON FOLLOWING PAGE]


      IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.
THE BORROWER:
APOLLO SENIOR FLOATING RATE
FUND INC., as the Borrower





By:
Name:
Title:



[SIGNATURES CONTINUED ON FOLLOWING PAGE]



THE ADMINISTRATIVE AGENT:

WELLS FARGO SECURITIES, LLC,
as the Administrative Agent





By:
Name:
Title:


THE LENDER:
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as the Lender





By:

Name:

Title:






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16648061.3.BUSINESS
EXECUTION COPY
16648061.3.BUSINESS
Apollo Senior Floating Rate Fund Inc.
Amendment No. 1 and Waiver to Credit Agreement

16648061.3.BUSINESS